EXHIBIT 99

MBT Financial Corp. Announces Second Quarter 2017 Earnings and

Increased Quarterly Dividend

MONROE, Mich., July 27, 2017 – MBT Financial Corp., (Nasdaq: MBTF), the parent company of Monroe Bank & Trust, reported a preliminary net profit of $3,640,000 ($0.16 per share, basic and diluted), in the second quarter of 2017, compared to a profit of $4,239,000 ($0.19 per share, basic and $0.18 per share, diluted), in the second quarter of 2016. When adjusting for non-recurring items such as negative loan loss provisions, gains and losses on Other Real Estate transactions, securities gains, and an adjustment to the wealth management fee income accrual, we calculate adjusted operating income at $4,832,000 for the second quarter of 2017, compared to $4,176,000 for the second quarter of 2016 for an increase of 15.7%.

The Company also announced that it will pay a quarterly dividend of $0.06 on August 17, 2017 to shareholders of record as of August 10, 2017. This is an increase of $0.02, or 50% compared to the dividend paid in the same quarter last year.

The Net Interest Income increased $620,000, or 6.7% as the net interest margin improved from 3.10% to 3.31% due to higher interest rates and growth in the loan portfolio. The Provision for Loan Losses increased $200,000, Non-Interest Income decreased $1,185,000, or 21.3% due primarily to a reduction in the aforementioned securities gains. Non-Interest Expense increased only $136,000, or 1.5% compared to the second quarter of 2016.

The provision for loan losses increased $200,000 compared to last year, from a negative expense of $200,000 in the second quarter of 2016 to no expense recorded this quarter. Asset quality and historical loss ratios improved, but the growth in the loan portfolio offset the need for another negative provision expense. Total Loans increased $20.2 million during the second quarter, and the Allowance for Loan and Lease Losses was reduced from $8.3 million, or 1.26% of loans at the end of the first quarter to a still relatively robust $8.1 million, or 1.19% as of the end of the second quarter.

Non-interest income, adjusted to exclude gains and losses on securities and Other Real Estate transactions, and an accrual adjustment in Wealth Management income increased 4.5% from $3,804,000 in the second quarter of 2016 to $3,976,000 in the second quarter of 2017.

Total assets of the company decreased $30.9 million, or 2.3% compared to December 31, 2016. Capital decreased $6.9 million during the first half of the year as the payment of the special and regular dividends exceeded the net income. The Accumulated Other Comprehensive Loss (AOCL) component of capital improved $3.8 million as the market value of Available for Sale investment securities improved. The ratio of equity to assets decreased from 10.40% at the end of 2016 to 10.12% at the end of the second quarter of 2017. The Bank’s Tier 1 Leverage ratio decreased from 10.75% as of December 31, 2016 to 9.95% as of June 30, 2017.

H. Douglas Chaffin, President and CEO, commented, “We have carried forward the momentum from the start of the year and continue to see strong loan growth. The improvement in net interest margin combined with well-controlled non-interest expenses have contributed to improved core earnings year to date. We plan to continue our focus on each of these items for the second half of 2017, and our new business pipeline remains strong. Notably, we also expect credit quality to remain strong, as we see nothing that might inhibit our strong quality metrics in the near term. Our focus on managing our capital has also allowed us to bring more value to our shareholders, through the increased dividends we announced today. We will continue to keep our eyes open for the right opportunities to grow through strategic acquisitions, while remaining disciplined in that regard.  We remain confident in our ability to maintain our position as the premier independent provider of financial services in the communities we serve.”

Conference Call

MBT Financial Corp. will hold a conference call to discuss the Second Quarter 2017 results on Friday, July 28, 2017, at 10:00 a.m. Eastern Time. The call will be webcast and can be accessed at the Investor Relations/Corporate Profile page of MBT Financial Corp.’s web site www.mbandt.com. The call can also be accessed in the United States by calling toll free (877) 510-3783. The toll free number for callers in Canada is (855) 669-9657 and international callers can access the call at (412) 902-4136. A replay will be available one hour after the conclusion of the call at (877) 344-7529, Conference #10109894. The replay will be available until August 28, 2017 at 9:00 a.m. Eastern. The webcast will be archived on the Company’s web site and available for twelve months following the call.

About the Company:

MBT Financial Corp. (NASDAQ: MBTF), a bank holding company headquartered in Monroe, Michigan, is the parent company of Monroe Bank & Trust (“MBT”). Founded in 1858, MBT is one of the largest independently owned community banks in Southeast Michigan.  With over $1.3 billion in assets, MBT is a full-service bank, offering a complete range of business and personal accounts, credit and mortgage options, investment and retirement services and award-winning financial literacy outreach.  MBT employee volunteers contribute between 8,000 to 9,000 hours of community service annually. MBT’s Commercial Lending Group is a top SBA lending partner. MBT’s Wealth Management Group (“WMG”) is one of the largest and most respected in Michigan, ranking fourth among all Michigan banks for total trust assets. With offices and ATMs in Monroe, and Wayne Counties, convenient mobile and online banking, a robust online and social media presence and a comprehensive array of products and services, MBT prides itself in offering World Class Banking with a Local Address. Visit MBT’s website at www.mbandt.com.

Forward-Looking Statements

Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond the Company's control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, change in the financial and securities markets, including changes with respect to the market value of our financial assets, the availability of and costs associated with sources of liquidity, and the ability of the Company to resolve or dispose of problem loans. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

MBT FINANCIAL CORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS - UNAUDITED

	Quarterly					Year to Date
	2017	2017	2016	2016	2016
(dollars in thousands except per share data)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	2017	2016

EARNINGS
Net interest income	$9,864	$9,595	$9,574	$9,515	$9,244	$19,459	$18,534
FTE Net interest income	$10,017	$9,749	$9,731	$9,671	$9,393	$19,766	$18,831
Provision for loan and lease losses	$-	$(200)	$(1,000)	$(700)	$(200)	$(200)	$(500)
Non interest income	$4,370	$3,820	$3,805	$4,039	$5,555	$8,190	$9,669
Non interest expense	$9,008	$9,062	$9,269	$8,974	$8,872	$18,070	$18,355
Net income	$3,640	$3,180	$3,578	$3,687	$4,239	$6,820	$7,236
Basic earnings per share	$0.16	$0.14	$0.16	$0.16	$0.19	$0.30	$0.32
Diluted earnings per share	$0.16	$0.14	$0.16	$0.16	$0.18	$0.30	$0.31
Average shares outstanding	22,865,529	22,821,273	22,738,718	22,733,134	22,884,350	$22,843,523	$22,869,453
Average diluted shares outstanding	23,006,766	22,961,425	22,905,786	22,915,278	23,049,718	$22,987,803	$23,029,838

PERFORMANCE RATIOS
Return on average assets	1.11%	0.97%	1.07%	1.10%	1.28%	1.04%	1.10%
Return on average common equity	11.14%	9.83%	9.57%	9.98%	11.87%	10.49%	10.23%

Base Margin	3.25%	3.16%	3.07%	3.07%	3.03%	3.20%	3.03%
FTE Adjustment	0.05%	0.05%	0.05%	0.05%	0.05%	0.05%	0.05%
Loan Fees	0.01%	0.00%	0.02%	-0.01%	0.02%	0.01%	0.01%
FTE Net Interest Margin	3.31%	3.21%	3.14%	3.11%	3.10%	3.26%	3.09%

Efficiency ratio	64.14%	66.43%	68.18%	65.59%	67.83%	65.27%	68.80%
Full-time equivalent employees	287	287	277	281	288	287	288

CAPITAL
Average equity to average assets	9.95%	9.87%	11.21%	11.05%	10.80%	9.91%	10.73%
Book value per share	$5.87	$5.67	$6.20	$6.49	$6.41	$5.87	$6.41
Cash dividend per share	$0.05	$0.75	$0.04	$0.04	$0.03	$0.80	$0.56

ASSET QUALITY
Loan Charge-Offs	$396	$112	$522	$114	$618	$508	$827
Loan Recoveries	$199	$188	$575	$316	$184	$387	$334
Net Charge-Offs	$197	$(76)	$(53)	$(202)	$434	$121	$493

Allowance for loan and lease losses	$8,137	$8,334	$8,458	$9,405	$9,903	$8,137	$9,903

Nonaccrual Loans	$4,143	$5,001	$4,656	$6,545	$7,522	$4,143	$7,522
Loans 90 days past due	$3	$9	$10	$32	$41	$3	$41
Restructured loans	$10,103	$10,318	$14,161	$15,923	$16,701	$10,103	$16,701
Total non performing loans	$14,249	$15,328	$18,827	$22,500	$24,264	$14,249	$24,264
Other real estate owned & other assets	$1,542	$1,400	$1,634	$1,696	$1,818	$1,542	$1,818
Total non performing assets	$15,791	$16,728	$20,461	$24,196	$26,082	$15,791	$26,082

Classified Loans	$10,599	$14,030	$14,971	$20,151	$24,365	$10,599	$24,365
Other real estate owned & other assets	$1,542	$1,400	$1,634	$1,696	$1,818	$1,542	$1,818
Total classified assets	$12,141	$15,430	$16,605	$21,847	$26,183	$12,141	$26,183

Net loan charge-offs to average loans	0.12%	-0.05%	-0.03%	-0.12%	0.28%	0.04%	0.16%
Allowance for loan losses to total loans	1.19%	1.26%	1.30%	1.43%	1.55%	1.19%	1.55%
Non performing loans to gross loans	2.08%	2.31%	2.88%	3.43%	3.80%	2.08%	3.80%
Non performing assets to total assets	1.19%	1.24%	1.51%	1.80%	1.97%	1.19%	1.97%
Classified assets to total capital	8.63%	11.16%	10.95%	14.61%	17.70%	8.63%	17.70%
Allowance to non performing loans	57.11%	54.37%	44.92%	41.80%	40.81%	57.11%	40.81%

END OF PERIOD BALANCES
Loans and leases	$683,648	$663,449	$652,948	$656,445	$639,199	$683,648	$639,199
Total earning assets	$1,201,903	$1,232,350	$1,239,439	$1,232,863	$1,214,557	$1,201,903	$1,214,557
Total assets	$1,326,392	$1,346,554	$1,357,283	$1,343,026	$1,323,415	$1,326,392	$1,323,415
Deposits	$1,177,069	$1,203,072	$1,199,717	$1,180,461	$1,163,418	$1,177,069	$1,163,418
Interest Bearing Liabilities	$886,474	$918,126	$920,716	$894,697	$893,027	$886,474	$893,027
Shareholders' equity	$134,222	$129,553	$141,114	$147,662	$145,623	$134,222	$145,623
Tier 1 Capital (Bank)	$132,565	$129,935	$143,123	$140,131	$138,059	$132,565	$138,059
Total Shares Outstanding	22,870,082	22,860,794	22,777,882	22,736,116	22,728,558	22,870,082	$22,728,558

AVERAGE BALANCES
Loans and leases	$672,849	$656,550	$654,077	$652,163	$625,435	$664,744	$622,723
Total earning assets	$1,215,360	$1,229,947	$1,230,134	$1,234,255	$1,218,569	$1,222,615	$1,223,138
Total assets	$1,316,081	$1,329,128	$1,326,623	$1,329,284	$1,329,935	$1,322,569	$1,325,454
Deposits	$1,183,645	$1,194,296	$1,174,024	$1,178,941	$1,173,998	$1,188,943	$1,169,160
Interest Bearing Liabilities	$904,581	$917,125	$891,510	$905,082	$920,340	$910,820	$923,480
Shareholders' equity	$131,015	$131,171	$148,765	$146,926	$143,685	$131,092	$142,184

MBT FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Quarter Ended June 30,		Six Months Ended Date June 30,
Dollars in thousands (except per share data)	2017	2016	2017	2016
Interest Income
Interest and fees on loans	$7,709	$7,179	$15,073	$14,214
Interest on investment securities-
Tax-exempt	306	303	616	608
Taxable	2,185	2,218	4,453	4,744
Interest on balances due from banks	101	162	210	279
Total interest income	10,301	9,862	20,352	19,845

Interest Expense
Interest on deposits	434	486	890	1,003
Interest on borrowed funds	3	132	3	308
Total interest expense	437	618	893	1,311

Net Interest Income	9,864	9,244	19,459	18,534
Provision For Loan Losses	-	(200)	(200)	(500)

Net Interest Income After
Provision For Loan Losses	9,864	9,444	19,659	19,034

Other Income
Income from wealth management services	1,547	1,105	2,675	2,202
Service charges and other fees	1,046	1,016	2,060	2,024
Debit Card income	748	735	1,428	1,409
Net gain on sales of securities	67	1,752	77	2,072
Net gain (loss) on other real estate owned	(62)	(1)	(96)	(57)
Origination fees on mortgage loans sold	115	136	174	266
Bank Owned Life Insurance income	412	362	753	717
Other	497	450	1,119	1,036
Total other income	4,370	5,555	8,190	9,669

Other Expenses
Salaries and employee benefits	5,273	5,399	10,707	11,017
Occupancy expense	682	633	1,430	1,334
Equipment expense	791	726	1,488	1,410
Marketing expense	302	286	586	545
Professional fees	620	556	1,209	1,208
EFT/ATM expense	259	237	507	546
Other real estate owned expense	30	30	62	94
FDIC deposit insurance assessment	107	191	214	360
Bonding and other insurance expense	125	214	247	336
Telephone expense	103	91	219	217
Other	716	509	1,401	1,288
Total other expenses	9,008	8,872	18,070	18,355

Profit Before Income Taxes	5,226	6,127	9,779	10,348
Income Tax Expense	1,586	1,888	2,959	3,112
Net Profit	$3,640	$4,239	$6,820	$7,236

Basic Earnings Per Common Share	$0.16	$0.19	$0.30	$0.32

Diluted Earnings Per Common Share	$0.16	$0.18	$0.30	$0.31

Dividends Declared Per Common Share	$0.05	$0.03	$0.80	$0.56

MBT FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
Dollars in thousands	June 30, 2017	December 31, 2016

Assets
Cash and Cash Equivalents
Cash and due from banks
Non-interest bearing	$22,425	$18,183
Interest bearing	18,182	34,589
Total cash and cash equivalents	40,607	52,772

Interest Bearing Time Deposits in Other Banks	17,696	18,946
Securities - Held to Maturity	38,617	40,741
Securities - Available for Sale	439,612	488,067
Federal Home Loan Bank stock - at cost	4,148	4,148
Loans held for sale	899	611

Loans	682,749	652,337
Allowance for Loan Losses	(8,137)	(8,458)
Loans - Net	674,612	643,879

Accrued interest receivable and other assets	22,694	24,901
Other Real Estate Owned	1,502	1,634
Bank Owned Life Insurance	59,217	54,415
Premises and Equipment - Net	26,788	27,169
Total assets	$1,326,392	$1,357,283

Liabilities
Deposits:
Non-interest bearing	$290,595	$279,001
Interest-bearing	886,474	920,716
Total deposits	1,177,069	1,199,717

Accrued interest payable and other liabilities	15,101	16,452
Total liabilities	1,192,170	1,216,169

Shareholders' Equity
Common stock (no par value)	22,559	22,562
Retained Earnings	115,453	126,079
Unearned Compensation	(39)	(4)
Accumulated other comprehensive income (loss)	(3,751)	(7,523)
Total shareholders' equity	134,222	141,114
Total liabilities and shareholders' equity	$1,326,392	$1,357,283

FOR FURTHER INFORMATION:
H. Douglas Chaffin	John L. Skibski	Julian J. Broggio
Chief Executive Officer	Chief Financial Officer	Director of Marketing
(734) 384-8123	(734) 242-1879	(734) 240-2341
doug.chaffin@mbandt.com	john.skibski@mbandt.com	julian.broggio@mbandt.com